                          CERTIFICATE OF INCORPORATION


                                       OF


                            DEAN WITTER REYNOLDS INC.


                                  Comprised of


Certificate of Incorporation of Dean Witter & Co. Incorporated, as set forth in Appendix A to Plan and Agreement of Merger dated as of December 5, 1973, by and between Temporary Corporation and Dean Witter & Co. Incorporated, and joined in by Dean Witter Organization Inc., effective February 28, 1974;


                                  as amended by


Certificate of Amendment of Certificate of Incorporation of Dean Witter & Co. Incorporated, effective April 8, 1974;


                            and as further amended by


Section 1.2 of Plan and Agreement of Merger dated as of December 27, 1977, by and between Dean Witter & Co. Incorporated and Reynolds Securities Inc., effective January 3, 1978.





(Original Certificate of Incorporation of Dean Witter & Co. Incorporated was filed with the Secretary of State of Delaware on April 15, 1968.)

                                      STATE
                                       OF
                                    DELAWARE

                          OFFICE OF SECRETARY OF STATE


                  I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and
                  correct copy of Certificate of      Agreement of Merger
                                                ------------------------------
                  filed in this office on              February 28, 1974
                                          ------------------------------------





                                         /s/ Michael Harkins
                                         ---------------------------------------
                                             MICHAEL HARKINS, SECRETARY OF STATE

                                         BY: /s/ C. Coleman
                                         ---------------------------------------

                                         DATE:  March 9, 1987
                                         ---------------------------------------

                                                                [Conformed Copy]


================================================================================


                          PLAN AND AGREEMENT OF MERGER


                          DATED AS OF DECEMBER 5, 1973


                                 BY AND BETWEEN


                              TEMPORARY CORPORATION


                                       AND


                         DEAN WITTER & CO. INCORPORATED


                                  JOINED IN BY


                          DEAN WITTER ORGANIZATION INC.


                                   -----------


                          CERTIFICATE OF INCORPORATION


                                       OF


                         DEAN WITTER & CO. INCORPORATED


                                  (APPENDIX A)


================================================================================

Proof of Thursday, February 21, 1974--SORG/S.F.--982-9663 RACK H

                                                                      APPENDIX A

================================================================================





                          CERTIFICATE OF INCORPORATION


                                       of


                         DEAN WITTER & CO. INCORPORATED





                                  -------------






================================================================================

                          CERTIFICATE OF INCORPORATION

                                       of

                         DEAN WITTER & CO. INCORPORATED



                                    ARTICLE I

                                      Name


         The name of the Corporation is:

                         DEAN WITTER & CO. INCORPORATED


                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT


          The registered office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, State of Delaware.


                                   ARTICLE III

                          CORPORATE PURPOSES AND POWERS


         The nature of the Corporation's business, or the objects or purposes to be transacted, promoted or carried on by the Corporation, is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, including, without limitation:

                  (a) To engage in and carry on a securities business, including each and every aspect thereof, in any and all capacities to the full extent permitted by law, including a general brokerage, underwriting and investment business; to act as brokers, dealers, traders, investment bankers and investors in securities; to deal in puts and calls and with dealers who handle puts and calls; to engage in arbitrage transactions of all kinds; to underwrite and distribute, on behalf of itself and of others, securities and to participate with others in any such underwriting or distribution; to negotiate, or to assist or participate in the negotiation of, private placements of securities; and to do any and all things which may be useful in connection with the foregoing activities or incidental to the conduct of all such activities and, whether or not in connection therewith, to purchase, subscribe for, borrow, acquire, hold, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge, hypothecate, guarantee, deal in or otherwise effect any and all transactions of any kind, character or description whatsoever in or with respect to securities, and with respect to foreign exchange, acceptances and commercial paper of every kind, character or description. As used in this Article III, the term "securities" shall include shares of stock, bonds, debentures, notes, bills, other evidences of indebtedness, certificates, receipts, certificates of interest in any profit-sharing agreement, collateral trust certificates, reorganization certificates, subscriptions, investment contracts, voting trust certificates, interests in oil, gas or other mineral rights, certificates of deposit or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to or purchase any of the foregoing, or any other instruments or interests in the nature of securities of any kind whatsoever, issued or created by any person, corporation, trust, fiduciary, firm, public authority, or organization of any kind.

                  (b) To engage in and carry on the business of brokers and dealers in commodities (which term as used in this Certificate of Incorporation includes contracts for the future delivery thereof), and to do any and all things which may be useful in connection therewith or incidental to the conduct thereof and, whether or not in connection therewith, to purchase, borrow, acquire, hold, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge, hypothecate, guarantee or otherwise dispose of, or import or export or turn to account in any manner and generally to deal in or otherwise effect any and all transactions of every kind, character or description whatsoever in or with respect to, commodities and products, merchandise, articles of commerce, materials, personal and real property, of every kind, character or description whatsoever and any interest therein, and instruments evidencing rights to acquire any present or future interests therein.

                  (c) To maintain accounts with and for customers, of every kind, character or description whatsoever, including margin accounts, with respect to securities and/or commodities and to do any and all things which may be useful in connection with or incidental to the maintenance of such accounts, and to buy, sell and otherwise deal in notes, open accounts and other similar evidences of indebtedness and to loan money and to take notes, open accounts and other similar evidences of indebtedness as collateral security therefor.

                  (d) To render advisory, investigatory, supervisory, investment, managerial or other services to any person, corporation, trust, fiduciary, firm, public authority, or organization of any kind.

                  (e) To act in any capacity whatsoever as financial, commercial or business agent or representative, general or special, or as factor, broker or in any other capacity whatsoever for, and to effect any and all transactions of any kind, character or description whatsoever for the account of, any person, corporation, trust, fiduciary, firm, public authority, or organization of any kind.

                  (f) To acquire and hold one or more memberships in various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions located within or without the United States of America, or otherwise to secure membership privileges or other privileges with such institutions, and to acquire and hold membership in any association of brokers, security dealers, investment bankers or commodity dealers, or any other association, membership in which will in any way facilitate the conduct of the Corporation's business.

                  (g) To hold as nominee, custodian or otherwise, any securities or commodities belonging to others, to issue appropriate receipts or certificates therefor, and to exercise while holding them any and all of the rights, powers and privileges of ownership thereof, including the right to loan them to others.

                  (h) To guarantee the signatures of customers or others whenever such guarantees are convenient in the conduct of the Corporation's business.

                  (i) To cause or allow the legal title to, or any legal or equitable interest in any property of any sort of the Corporation to remain or be vested or registered in the name of any other person, corporation, trust, fiduciary, firm, public authority, or organization of any kind, whether in trust for or as agent or nominee of the Corporation, or otherwise for its account or benefit.

                  (j) To transact a general real estate dealer, agency and brokerage business, including acting as agent, broker or attorney in fact for any person, corporation, trust, fiduciary, firm, public authority or organization of any kind in buying, selling, leasing and dealing in real property and any interests and estates therein (including sale and lease-back transactions), on commission or otherwise, renting and managing of estates, making, arranging for, or obtaining loans upon such property, and supervising, managing and protecting such property and all loans, interests in, and claims affecting the same.

                  (k) To borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into shares of capital stock of the Corporation; to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, or in any property owned by others when the Corporation has the right so to do, whether owned by or subject to such right of the Corporation at the time such indebtedness is incurred or thereafter.

                  (l) To lend to any person, corporation, trust, fiduciary, firm, public authority, or organization of any kind any of the Corporation's funds or property, with or without security, and to guarantee the loans of any of the foregoing.

                  (m) To purchase, subscribe for, borrow, acquire, hold for investment or otherwise own, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge, hypothecate, guarantee, deal in or otherwise acquire or dispose of securities of any corporation or business organization whatsoever organized under the laws of the United States of America or of any State, territory, dependency or possession thereof or of any foreign country, or of any subdivision, territory, dependency, possession or municipality thereof, without regard to the business carried on by such corporation or business organization or to the part of the world in which it is carried on or the corporation is organized, and to purchase, subscribe for, borrow, acquire, hold for investment or otherwise, own, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge, hypothecate, guarantee, deal in or otherwise acquire or dispose of bonds, notes, bills, or any other evidences of indebtedness issued by the United States of America, any State thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality, including any agency of a municipality, thereof.

                  (n) To engage in any transaction relating to petroleum, gas and other minerals, and the products thereof, and to acquire, hold for investment or otherwise, own, lease, sell or otherwise dispose of, exercise, exchange, mortgage, pledge, exploit, and otherwise deal in any and all lands and interest in land in, on or under which petroleum, gas and other minerals are or may be located and any and all interests in petroleum, gas and other minerals, and the products thereof.

                  (o) To purchase, borrow, acquire, hold, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge, hypothecate, convert, redeem, escrow, reissue or cancel shares of its own capital stock or instruments evidencing its indebtedness or any other securities issued by it.

                  (p) To engage in any financial, commercial, mercantile, manufacturing, industrial, trading, mining, petroleum or petroleum products business or venture of any kind, character or description whatsoever, either by itself or jointly with others, and to do any and all things which may be useful in connection with or incidental to the conduct of such business or venture.

                  (q) To engage in a commercial finance business, including the factoring of commercial paper, either by itself or jointly with others, and to do any and all things which may be useful in connection with or incidental to the conduct of such business.

                  (r) To acquire all or any part of the property and business, including good will, of any person, corporation, trust, firm, fiduciary, public authority, or organization of any kind, to pay as consideration therefor cash or property including securities issued by the Corporation, to assume in connection therewith any liabilities or obligations of any such person, corporation, trust, firm, fiduciary, public authority, or organization of any kind, and to hold, conduct, use or dispose of the whole or any part of the property and business, including any good will, so acquired.

                  (s) To acquire and hold real, personal and mixed property of any and all kinds.

                  (t) To exercise and enjoy all powers, rights and privileges, in any part of the world, which may be exercised and enjoyed by any corporation organized under the General Corporation Law of the State of Delaware.

         The enumeration of certain powers is not intended as exclusive of, or as a waiver of, any of the powers, rights, or privileges conferred by the General Corporation Law of the State of Delaware as now in force or as it may be hereafter amended, and the Corporation shall be authorized to exercise and enjoy all powers conferred upon corporations by the laws of the State of Delaware as in force from time to time, provided that the Corporation shall not in any jurisdiction carry on the business of commercial banking or any other business, or exercise any powers, which under the laws thereof it could not lawfully carry on or exercise.

         The foregoing clauses shall be construed as powers, as well as objects and purposes, of the Corporation, and the matters expressed in each clause shall, except as otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and the use of the term "including" in any of the foregoing clauses shall not be construed to limit the generality of the words preceding such term.

                                   ARTICLE IV

                                  CAPiTAL STOCK


         SECTION 1. SHARES, CLASSES AND SERIES AUTHORIZED. The total number of shares of capital stock which the Corporation shall have authority to issue is eleven thousand (11,000) shares, of which ten thousand (10,000) shares shall be Common Stock of the par value of one hundred dollars ($100) each (hereinafter called "Common Stock") and one thousand (1,000) shares shall be Series Preferred Stock of the par value of one dollar ($1.00) each. Such Series Preferred Stock and Common Stock are sometimes hereinafter collectively called "capital stock".

         SECTION 2. DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF CAPITAL STOCK. The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of the capital stock, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:


                         PART I--SERIES PREFERRED STOCK


                  (a) The Series Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein and as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof.

                  (b) Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Section 2, to authorize the issue of one or more series of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

                     (i) The maximum number of shares to constitute such
              series and the distinctive designation thereof;

                     (ii) Whether the shares of such series shall have voting
              rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                    (iii) The dividend rate, if any, on the shares of such
              series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

                     (iv) Whether the shares of such series shall be subject to redemption by the Corporation at the option of the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to redemption, the times or events, prices and other terms and conditions of such redemption;

                      (v) The rights of the holders of shares of such series
              upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the preference or relation which such rights shall bear to the rights of any other class or classes or any other series of capital stock upon the happening of any such event;

                     (vi) Whether or not the shares of such series shall be
              subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                    (vii) Whether or not the shares of such series shall be
              convertible into, or exchangeable for, at the option of the Corporation or the holder or both or upon the happening of a specified event, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the times or events, price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and other terms and conditions of such conversions or exchanges;

                   (viii) The limitations and restrictions, if any, to be
              effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

                     (ix) The conditions or restrictions, if any, upon the
              creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

                      (x) The restrictions, if any, on the issue or reissue of
              any shares of such series; and

                     (xi) Any other preferences and relative, participating,
              optional, or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this
              Section 2.

                  (c) All shares of any one series of the Series Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects except as permitted by the foregoing provisions of Paragraph (b) hereof.

                  (d) The Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Series Preferred Stock with respect to the payment of dividends on any series of Series Preferred Stock, declare and pay dividends payable in Common Stock on the Common Stock, and the Board of Directors may, subject as aforesaid, declare and pay dividends on the Common Stock payable in cash or property other than Common Stock but only whenever dividends on the then outstanding Series Preferred Stock as may be required with respect to any and all series outstanding shall have been paid or declared and set apart for payment and after complying with any requirements as may then be in effect with respect to any retirement or sinking fund or funds for any and all series of Series Preferred Stock, and the Series Preferred Stock shall not be entitled to share therein.

                  (e) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether Capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, if any, the holders of the shares of the Series Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders first, if more than one series of Series Preferred Stock is outstanding, in accordance with the relative rights and preference, if any, of such series upon liquidation, dissolution or winding up and then, with respect to each series, ratably to the holders of shares of such series. For the purposes of this Paragraph (e), the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  (f) Nothing in this Section 2 shall limit any right of the Corporation conferred in this Certificate of Incorporation or by law to purchase or redeem or otherwise acquire any shares of its capital stock.

                  (g) Except as shall be otherwise stated and expressed in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.


                              PART II--COMMON STOCk


                  (h) All shares of Common Stock shall be identical with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

                  (i) The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Series Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Section 2.

         SECTION 3. CERTAIN DEFINITIONS. For the purposes of this Certificate of Incorporation, or of any certificate filed by this Corporation with the Secretary of State of Delaware (unless otherwise expressly provided in any such certificate):

                  (a) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation;

                  (b) The amount of any dividends "accumulated" on any share of Series Preferred Stock as at any dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not declared, and the amount of any dividends "accumulated" on any such share of Series Preferred Stock as at any date other than such a dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend payment date, whether or not declared, plus an amount equal to the pro rata portion of the dividends on such shares at the annual dividend rate fixed for such series for the period after such last preceding dividend payment date to and including the date as of which the calculation is made; and

                  (c) Any class or classes of capital stock of the Corporation shall be deemed to rank junior to the Series Preferred Stock, either as to dividends or upon liquidation, if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Series Preferred Stock in respect of the receipt of dividends or of distribution of amounts upon liquidation, dissolution or winding up, as the case may be.


                                    ARTICLE V

                            RESTRICTION ON DIVIDENDS


         No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts, liabilities and capital. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities, net profits, capital stock and surplus of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                                   ARTICLE VI

                  RIGHTS AND OPTIONS OF CORPORATION TO EXCHANGE
                  SHARES OF CAPITAL STOCK WITH HOLDERS THEREOF


         SECTION 1. WHEN RIGHTS AND OPTIONS ARISE. In order to enable the Corporation to qualify for membership, membership privileges or other privileges on any of the various securities exchanges, boards of trade, commodities exchanges, clearing corporations or associations and/or other similar institutions located within or without the United States and to continue so qualified in good standing, and in order to insure that the business of the Corporation will be carried on in a manner consistent with the Corporation's responsibilities to the public as an organization so qualified, all shares of capital stock of the Corporation shall at all times be held subject to all of the agreements, conditions and restrictions set forth in this Certificate of Incorporation, as amended from time to time, the provisions of which shall at all times apply equally both to an original holder of shares and to each and every subsequent holder thereof, and each holder of capital stock, by the acceptance of a stock certificate representing shares of the Corporation's capital stock, agrees with the Corporation and with each other holder of capital stock, in consideration of such agreement of each such other holder of capital stock, to such agreements, conditions and restrictions, and as follows with respect to the matters set forth in the following Paragraphs (a) and (b) of this
Section 1:

                  (a) Whenever a holder of shares of capital stock of the Corporation is required to be approved by the constitution or rules of the New York Stock Exchange or any other securities exchange, board of trade, commodities exchange, clearing corporation or association, or similar institution on which the Corporation has membership privileges (herein individually referred to as an "Exchange") and such holder fails or ceases to be so approved, the Corporation shall have the sole right and option and is hereby authorized to issue in exchange for such shares of capital stock such number of shares of its Series Preferred Stock as shall in the aggregate have a liquidation preference over shares of Common Stock equal to the net book value, as determined by the Board of Directors, of the capital stock to be acquired in exchange therefor; PROVIDED, HOWEVER, that the number of shares of capital stock so acquired by the Corporation shall not exceed that number of shares required to reduce such person's ownership of capital stock below that level at which a holder of capital stock is required to be approved. The Series Preferred Stock so exchanged for such capital stock shall not have general voting powers and shall not be convertible into Common Stock or other capital stock or securities of the Corporation having general voting powers.

                  (b) Whenever any parent of the Corporation within the meaning of the constitution or rules of an Exchange fails or ceases to satisfy the requirements of the consti-tution or rules of such Exchange with respect to a parent, the Corporation shall have the sole right and option and is hereby authorized to issue in exchange for such shares of capital stock such number of shares of its Series Preferred Stock as shall in the aggregate have a liquidation preference over shares of Common Stock equal to the net book value, as determined by the Board of Directors, of the capital stock to be acquired in exchange therefor; PROVIDED, HOWEVER, that the number of shares of capital stock so acquired by the Corporation shall not exceed that number of shares required to reduce such parent's direct or indirect ownership of such capital stock below that level which is deemed for the purposes of the constitution or rule of such Exchange to enable such parent to exercise a controlling influence over the management or policies of the Corporation. The Series Preferred Stock so exchanged for such capital stock shall not have general voting powers and shall not be convertible into Common Stock or other capital stock or securities of the Corporation having general voting powers.

         SECTION 2. METHOD OF EXERCISING CORPORATION'S RIGHT AND OPTION TO EXCHANGE SHARES. The method of exercising any right and option arising pursuant to the provisions of Section 1 of this Article VI to exchange any shares of capital stock of the Corporation shall be effected by the Corporation as follows:

                  (a) The Corporation shall mail by first class mail to the address of the holder of the shares subject to such right and option as the same shall appear on the books of the Corporation as of the date such notice is mailed, at least 10 days in advance of the date and time designated for the exchange of capital stock, a written notice advising of the election to exercise such right and option, stating the total number of shares to be exchanged with such holder, and the date as of which the net book value of the shares is to be determined, which date shall be not more than 120 days before the exchange date. After the net book value of such shares is determined, the Corporation shall mail as aforesaid a second notice to such holder, which notice shall state, as the case may be, the number of shares of the Series Preferred Stock to be exchanged and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such shares, and the date upon which the exchange of shares of the Series Preferred Stock therefor will be made at the principal place of business of the Corporation (herein called the "exchange date"). Such second notice shall be mailed not less than 5 days in advance of such exchange date. If the net book value of the shares has been determined prior to the time the aforementioned first notice is mailed, the Corporation at its option, may include in the first notice the information required to be provided in the second notice and in that case no second notice need be sent. The holder of the shares to be so exchanged shall deliver the certificate or certificates representing such shares, properly endorsed for transfer, to the Corporation on the exchange date specified in such second notice in exchange for shares of the Series Preferred Stock therefor.

                  (b) Any documentary stamp tax or transfer tax payable in connection with the exchange of shares pursuant to this Article VI shall be paid by the Corporation. If, on the exchange date, a holder shall fail to deliver the certificate or certificates for the shares to be exchanged by him properly endorsed for transfer, the certificates for the shares to be delivered by the Corporation shall be set aside by the Corporation, separate and apart for the benefit of such holder, to be delivered to such holder upon surrender of the certificate or certificates for the shares to be delivered by him properly endorsed for transfer.

         SECTION 3. TERMINATION OF RIGHTS OF HOLDER OF CAPITAL STOCK. After notices of exchange have been given in accordance with Section 2 of this Article VI and notwithstanding that any certificate for shares of capital stock has not been surrendered to the Corporation, the person who is required to be approved by an Exchange or the parent within the meaning of the constitution or rules of an Exchange, as the case may be, holding such shares of capital stock shall cease to possess after the exchange date specified in the second notice required under Section 2 of this Article VI, any of the rights of holders of such capital stock with respect to such shares called for exchange and, with respect to such shares, shall have only the right to receive shares of the Series Preferred Stock in exchange therefor. Nothing herein shall be deemed to affect the right of any such holder to sell or otherwise dispose of any or all of his shares of capital stock prior to such exchange date, and in the event such holder, before the close of business on the business day next preceding such exchange date, sells or otherwise disposes of any of the shares of capital stock subject to exchange pursuant to this Article VI and does not reacquire any thereof prior to such exchange date, the transactions otherwise contemplated pursuant to this
Article VI shall not take place as to the number of shares so sold or disposed of and the right and option of the Corporation hereunder to acquire such number of shares shall cease.

         SECTION 4. OTHER ARRANGEMENTS. Nothing in this Article VI shall be deemed to prohibit or affect any contractual arrangements which the Corporation may make from time to time with any of its shareholders to purchase all or any part of the shares held by such holders.


                                   ARTICLE VII

                               BOARD OF DIRECTORS


         SECTION 1. POWERS OF THE BOARD OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                  (a) To make, alter, amend or repeal from time to time the By-Laws of the Corporation, except as expressly prohibited in any By-Law made from time to time by the holders of shares of stock entitled to vote thereon; PROVIDED, HOWEVER, that any By-Law made by the Board of Directors may be altered, amended or repealed by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

                  (b) To designate, by resolution passed by a majority of the whole Board, one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the powers of the Board of Directors to authorize the issuance and to sell and issue shares of the Corporation's capital stock and the powers of the Board of Directors referred to in Article VI hereof to effect, or which are related or incidental to, the purchase or exchange of shares of the Corporation's capital stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                  (c) To adopt or assume and carry out such plans as may from time to time be approved by it for the distribution among the officers or employees of the Corporation or its subsidiaries, or any of them, in addition to their regular salaries or wages, of part of the earnings of the Corporation in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

                  (d) To adopt or assume and carry out such pension, deferred compensation, profit-sharing or retirement plans as may from time to time be approved by it, providing for pensions, profit-sharing plan benefits or retirement income for officers or employees of the Corporation or its subsidiaries, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

                  (e) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and to the By-Laws of the Corporation.

         SECTION 2. RELIANCE ON BOOKS. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities and/or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds with which the Corporation's stock might properly be purchased or redeemed.


                                  ARTICLE VIII

                     MEETINGS OF STOCKHOLDERS AND DIRECTORS;
                 CORPORATE BOOKS; ELECTION OF DIRECTORS; NOTICES


         Meetings of holders of the capital stock of the Corporation and of the Board of Directors and of any committee thereof may be held outside the State of Delaware if the By-Laws shall so provide. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of the holders of stock having not less than the minimum percentage of the total vote required by statute for the proposed corporate action unless this Certificate of Incorporation or the By-Laws require a greater percentage for such action, in which case the consent shall be that of the holders of such greater percentage; PROVIDED that prompt notice is given to other stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. The elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide. Any notice required by this Certificate of Incorporation to be given by first class mail may instead be delivered to the addressee in person.

                                   ARTICLE IX

                     TRANSACTIONS WITH DIRECTORS OR OFFICERS


         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                    (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                    (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                    (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                    ARTICLE X

                                 INDEMNIFICATION


         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         To the extent that any person referred to in the preceding two paragraphs has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Corporation may, to the extent deemed advisable by the Board of Directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the Corporation, or is or was serving at the request of the Corporation as an employee or agent (other than a director, officer or member) of another corporation, partnership, joint venture, trust or other enterprise if such person would be entitled to such indemnity under the provisions of the preceding three paragraphs if such person had been a director or officer of the

Corporation or a director, officer or member of such other corporation, partnership, joint venture, trust or other enterprise.

         Any indemnification under the first two paragraphs or under the fourth paragraph of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum (as defined in the By-Laws of the Corporation) consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stock. holders.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Corporation in the manner provided in the next preceding paragraph upon receipt of an undertaking by or on behalf of the director, officer, member, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

         The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, member, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X or of the General Corporation Law of the State of Delaware.

         The Corporation may, if it is deemed advisable by the Board of Directors, indemnify any person who was a director, officer, employee or agent of any corporation which has been consolidated with or merged with the Corporation or who was serving at the request of such a corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and give such person the same rights under the provisions of this Article X with respect to the Corporation as he would have if he had served the Corporation in the same capacity.


                                   ARTICLE XI

                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS


         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE XII

                    RESERVATION OF RIGHT TO AMEND CERTIFICATE
                                OF INCORPORATION


         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

                                      STATE
                                       OF
                                    DELAWARE


                          OFFICE OF SECRETARY OF STATE


                  I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and
                  correct copy of Certificate of        Amendment
                                                ------------------------------
                  filed in this office on              April 8, 1974
                                          ------------------------------------





                                         /s/ Michael Harkins
                                         ---------------------------------------
                                             MICHAEL HARKINS, SECRETARY OF STATE

                                         BY: /s/ C. Coleman
                                         ---------------------------------------

                                         DATE:  March 9, 1987
                                         ---------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                         DEAN WITTER & CO. INCORPORATED


                                  ------------


      Adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware


                                  ------------


                  I, HOWARD G. HAWKINS, JR., a Vice President of DEAN WITTER & CO. INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify under the seal of the Corporation as follows:

                  FIRST: That the amendments to the Certificate of Incorporation of the Corporation are as follows:

                           Clause (t) of Article III of the Certificate of
                  Incorporation of Dean Witter & Co. Incorporated be renumbered as clause (u) of Article III and a new clause (t) of Article III be added to read in its entirety as follows:

                                    "(t) To conduct a general insurance agency
                           and brokerage business, acting in its own name as agent or broker or through employees or others as agents or sub-agents or brokers, including without limitation life, annuity, accident and health, disability, casualty and liability insurance."

                  SECOND: That such amendments were proposed and declared advisable by the Board of Directors of the Corporation at a meeting of said Board duly held on March 29, 1974; that such amendments have been consented to in writing by the holders of a majority of the outstanding shares of stock of the Corporation; and that prompt notice of the taking of the above corporate action without a meeting by less than unanimous written consent of the holders of the outstanding shares of stock of the

         Corporation has been given to those stockholders who have not so consented in writing, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 3rd day of April, 1974.



                                           /s/ H.G. Hawkins, Jr.
                                           -------------------------------------
                                                    Vice President
                                           Dean Witter & Co. Incorporated

Attest:


/s/
-------------------------------------
       Assistant Secretary
Dean Witter & Co. Incorporated

   [ Corporate Seal ]

STATE OF CALIFORNIA                      )
                                         )  SS.
City and County of San Francisco         )


         HOWARD G. HAWKINS, JR., being duly sworn, deposes and says that he is a Vice President of DEAN WITTER & CO. INCORPORATED, the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.


                                           /s/ H.G. Hawkins, Jr.
                                           -------------------------------------

Sworn or before me this 3rd day of April, 1974.


/s/
--------------------------------
         Notary Public

NOTARIAL SEAL



STATE OF CALIFORNIA                      )
                                         )  SS.
City and County of San Francisco         )


         BE IT REMEMBERED that on this 3rd day of April, 1974 before me, a Notary Public in and for the County and State aforesaid, personally came HOWARD
G. HAWKINS, JR., a Vice President of DEAN WITTER & CO. INCORPORATED, known to me personally to be such, and he duly acknowledged the said certificate to be his act and deed, and that the facts therein stated are true.

         GIVEN under my hand and seal of office the day and year aforesaid.


                                          /s/
                                          --------------------------------------
                                                      Notary Public

NOTARIAL SEAL

                                      STATE
                                       OF
                                    DELAWARE


                          OFFICE OF SECRETARY OF STATE


                  I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and
                  correct copy of Certificate of      Agreement of Merger
                                                ------------------------------
                  filed in this office on              January 3, 1974
                                          ------------------------------------





                                         /s/ Michael Harkins
                                         ---------------------------------------
                                             MICHAEL HARKINS, SECRETARY OF STATE

                                         BY: /s/ C. Coleman
                                         ---------------------------------------

                                         DATE:  March 9, 1987
                                         ---------------------------------------

                          PLAN AND AGREEMENT OF MERGER


               PLAN AND AGREEMENT OF MERGER, dated as of December 27, 1977 ("Agreement"), by and between DEAN WITTER & CO. INCORPORATED, a Delaware corporation ("DW"), and REYNOLDS SECURITIES INC., a Delaware corporation ("RSI"), each such corporation being sometimes referred to as a "Constituent Corporation", and the corporation surviving the merger hereinafter provided for being sometimes referred to as the "Surviving Corporation".

                                       I.

                       MERGER OF CONSTITUENT CORPORATIONS


          1.1. MERGER; SURVIVING CORPORATION; NAME. Subject to the provisions hereof and to the requirements of law, RSI shall be merged into DW pursuant to the General Corporation Law of the State of Delaware ("DGCL"), with the effect stated in Section 259 thereof. The merger shall become effective on the date this Agreement or an appropriate Certificate of Merger is filed in the Office of the Secretary of State of the State of Delaware in accordance with DGCL, and such data is hereinafter referred to as the "Effective Date." DW shall be the Surviving Corporation and on the Effective Date its name shall be changed to Dean Witter Reynolds Inc. ("DWR").

          1.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. On the Effective Date the Certificate of Incorporation of the Surviving Corporation shall be amended as follows:

          A. Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as follows:

                                   "Article I

                                      Name

                         The name of the Corporation is:

                           DEAN WITTER REYNOLDS INC."


          B. Section 1 of Article IV of the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as follows:

               "SECTION 1. SHARES, CLASSES AND SERIES AUTHORIZED. The total number of shares of capital stock which the Corporation shall have authority to issue is twelve thousand (12,000) shares, of which eleven thousand (11,000) shares shall be Common Stock of the par value of one hundred dollars ($100) each (hereinafter called "Common Stock") and one thousand (1,000) shares shall be Series Preferred Stock of the par value of one dollar ($1.00) each. Such Series Preferred Stock and Common Stock are sometimes hereinafter collectively called 'capital stock'."

Such amended Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until further amended in accordance with law. The By-Laws of DW as in effect on the date hereof, except as amended prior to the Effective Date with the consent of RSI, shall be the By-Laws of the Surviving Corporation until further amended as provided therein and in accordance with law.

          1.3. DIRECTORS. From the Effective Date until their successors are elected pursuant to law and the By-Laws of the Surviving Corporation, the initial members of the

Board of Directors of the Surviving Corporation shall be the persons named as such in Annex 1 hereto. In the event of the unavailability of any such person to serve as a director, the Board of Directors of the Surviving Corporation may elect a replacement for such person, in accordance with the provisions of the By-Laws of the Surviving Corporation governing the filling of vacancies.

                                      II.

                            CONVERSION OF SECURITIES


          2.1. CONVERSION OF SECURITIES. The manner and basis of converting and exchanging the shares of stock of each Constituent Corporation into or for shares of stock of the Surviving Corporation shall be as follows:

          (a) RSI COMMON STOCK. On the Effective Date, each share of RSI Common Stock which shall be outstanding shall, pursuant to the merger and without any action by the holder thereof, be converted into and exchanged for one share of Common Stock of the Surviving Corporation and each certificate of RSI evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the Surviving Corporation.

          (b) DW COMMON STOCK. On the Effective Date, the shares of DW issued and outstanding shall remain unchanged, and each certificate of DW evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares the Surviving Corporation.

                                      III.

                                RIGHT TO ABANDON


          3.1. RIGHTS OF PARTIES TO ABANDON MERGER. The merger may be abandoned for any reason by mutual agreement of the Constituent Corporations pursuant to action by their Boards of Directors, at any time prior to the Effective Date, notwithstanding any approval by the stockholders. IV.

                                       IV.

                                     GENERAL


          4.1. EXECUTION IN COUNTERPARTS. For the convenience of the undersigned and to facilitate filing with appropriate authorities, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          4.2. NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered or mailed by first class mail postage prepaid, as follows:

          If to DW, to:

                           Howard G. Hawkins, Jr.,
                             Vice President and Secretary
                           Dean Witter & Co. Incorporated
                           45 Montgomery Street
                           San Francisco, CA 94106

                  Copy to:

                           William J. Ivey
                           Sullivan & Cromwell
                           125 Broad Street
                           New York, N.Y.  10004

                  If to RSI, to:

                           Robert M. Gardiner, Chairman
                           Reynolds Securities Inc.
                           120 Broadway
                           New York, N.Y.  10005

                  Copy to:

                           Arne Hovdesven
                           Shearman & Sterling
                           53 Wall Street
                           New York, N.Y.  10005

          4.3. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          4.4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the undersigned and supersedes all prior agreements and understandings, oral and written, among the undersigned with respect to the subject matter hereof.

          4.5. BINDING EFFECT, BENEFITS. This Agreement shall inure to the benefit of and be binding upon RSI and DW and their respective successors and assigns; provided, however, that nothing in this Agreement, express or implied, is intended to confer on any person other than RSI and DW or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                                                          Form of Signature Page

               IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of DW and RSI and has been executed by duly authorized officers of each corporation, and each corporation has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or an Assistant Secretary, all as of the date first above written.

[SEAL]                                            DEAN WITTER & CO. INCORPORATED


ATTEST:
                                                  By:
                                                     ---------------------------


By:
   ---------------------------


[SEAL]                                             REYNOLDS SECURITIES INC.


ATTEST:

                                                  By:
                                                     ---------------------------

By:
   ---------------------------

                                                                         Annex I


           DWR Board of Directors

           Lincoln Ames                         Andrew J. Melton, Jr.
           Henry Arbeeny                        Irwin H. Menchel
           Letitia Baldridge                    G. Willard Miller, Jr.
           Alfred J. Bianchetti                 Charles H. Mott
           William P. Bradford                  Kenneth F. Mountcastle, Jr.
           Donald J. Bruckman                   Thomas J. Murtagh
           Gerald F. Brush                      H. McKee Nunnally
           Howard B. Dean                       Edmund C. Puckhaber
           Ben H. Eaton                         Thomas C. Schneider
           G. Leslie Fabian                     Robert E. Sinton
           James A. Felchlin                    William T. Smales, Jr.
           Robert M. Flanagan                   J. E. Wallace Sterling
           Robert M. Gardiner                   Robert W. Swinarton
           Harold E. Guenther                   Robert F. Tighe
           Roger A. Hansen                      Yves P. Truffert
           Richard R. Hayes                     Keith S. Wellin
           Robert G. Howard                     Thomas W. Witter
           Hugh Knowlton, Jr.                   Wiliam M. Witter
           Arthur R. Marcus                     Samuel H. Wolcott III
           Joseph H. McConnell                  Robert L. Woodberry
           F. Gerard McGrath                    Melvin O. Wright

                         FORM OF SECRETARY'S CERTIFICATE



               The undersigned, ____________________, Secretary of Dean Witter & Co. Incorporated, one of the merging Corporations mentioned within the Plan and Agreement of Merger, on behalf of said Corporation certifies as follows:

               The within Plan and Agreement of Merger has been submitted to the stockholders of the Corporation and unanimous written consent to the adoption of said Plan and Agreement of Merger has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by stockholders of said Corporation representing 10,000 shares of its capital stock, being all of said capital stock issued and outstanding and entitled to vote thereon.

               IN WITNESS WHEREOF, I have signed this Certificate this __th day of ________________.


                                           -------------------------------------
                                                         Secretary

               The foregoing Plan and Agreement of Merger, having been duly entered into and signed by Dean Witter & Co. Incorporated and Reynolds Securities Inc., Delaware corporations, and having been duly adopted by the stockholders of each of such Corporations, all in accordance with the provisions of the General Corporation Law of the State of Delaware, the Chairman or Vice Chairman of the Board of Directors of Dean Witter & Co. Incorporated and the Chairman of the Board of Directors of Reynolds Securities Inc., do now hereby execute the said Plan and Agreement of Merger and the Secretary or Assistant Secretary of each of such Corporations now does hereby attest the said Plan and Agreement of Merger, as the act, deed, plan and agreement of said Corporations, on this 28th day of December, 1977.


                                                  DEAN WITTER & CO. INCORPORATED


[SEAL]                                            By:
                                                     ---------------------------

     ATTEST:
            ---------------------


                                                  REYNOLDS SECURITIES INC.


[SEAL]                                            By:
                                                     ---------------------------


     ATTEST:
          ---------------------